As filed with the Securities and Exchange Commission on March 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLENA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-2729920
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

One Newton Executive Park, Suite 202

Newton, Massachusetts 02462

(Address of principal executive offices)

Allena Pharmaceuticals, Inc. 2017 Stock Option and Incentive Plan

(Full title of the plan)

Louis Brenner

Chief Executive Officer and President

Allena Pharmaceuticals, Inc.

One Newton Executive Park, Suite 202

Newton, Massachusetts 02462

(Name and address of agent for service)

(617) 467-4577

(Telephone Number, Including area code, of Agent for Service)

Copy to:

Michael H. Bison

Daniel Lang

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Fax: (617) 523-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration Fee
Common Stock (par value $0.001)	2,032,854 shares (3)	$1.42	$2,886,652.68	$314.94

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 2017 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s Common Stock, as quoted on the Nasdaq Global Select Market, on March 5, 2021.

(3)

Represents an automatic increase to the number of shares of Common Stock to the number of shares available for issuance under the Plan, effective January 1, 2021. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on March 16, 2020 (Registration No. 333-237218), March 7, 2019 (Registration No. 333-230127), March 27, 2018 (Registration No. 333-223939) and November 2, 2017 (Registration No. 333-221306).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2017 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2018, by an amount equal to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2021, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 2,032,854 shares. This Registration Statement registers these additional 2,032,854 shares of Common Stock. The additional shares are of the same class as other securities relating to the above referenced plans for which the Registrant’s registration statements filed on Form S-8 on March 16, 2020 (Registration No. 333-237218), March 7, 2019 (Registration No. 333-230127), March 27, 2018 (Registration No. 333-223939) and November 2, 2017 (Registration No. 333-221306) are effective. The information contained in the Registrant’s registration statements on Form S-8 (Registration No. 333-230127, Registration No. 333-223939 and Registration No. 333-221306) are hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (1)

4.2	Amended and Restated Bylaws of the Registrant (2)

4.3	Form of common stock certificate of the Registrant (3)

4.4	Second Amended and Restated Investors’ Rights Agreement, by and between the Registrant and the Investors named therein, dated as of November 25, 2015 (4)

4.5	Warrant to Purchase Stock issued to Silicon Valley Bank, dated May 2, 2016 (5)

4.6	Warrant to Purchase Stock issued to Silicon Valley Bank, dated August 18, 2014 (6)

4.7	Registration Rights Agreement, dated September 29, 2020 by and among Allena Pharmaceuticals, Inc. and the parties named therein (7)

5.1	Opinion of Goodwin Procter LLP*

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included in the signature page to this Registration Statement on Form S-8)*

99.1	2017 Stock Option and Incentive Plan and forms of option agreements thereunder (8)

(1)	Filed as Exhibit 3.1 to the Registrant’s Form 8-K, filed previously with the Commission on November 6, 2017 and incorporated by reference herein.
(2)	Filed as Exhibit 3.2 to the Registrant’s Form 8-K, filed previously with the Commission on November 6, 2017 and incorporated by reference herein.
(3)

Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-220857), filed previously with the Commission on October 23, 2017 and incorporated by reference herein.

(4)	Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220857), filed previously with the Commission on October 6, 2017 and incorporated by reference herein.
(5)	Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220857), filed previously with the Commission on October 6, 2017 and incorporated by reference herein.
(6)	Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220857) filed previously with the Commission on October 6, 2017 and incorporated by reference herein.
(7)	Filed as Exhibit 4.1 to the Registrant’s Form 8-K, filed previously with the Commission on October 1, 2020 and incorporated by reference herein.
(8)

Filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-220857), filed previously with the Commission on October 23, 2017 and incorporated by reference herein.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 11, 2021.

ALLENA PHARMACEUTICALS, INC.

By:	/s/ Louis Brenner
Louis Brenner, M.D.
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Allena Pharmaceuticals, Inc., hereby severally constitute and appoint Louis Brenner, M.D. and Richard Katz, M.D., and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Allena Pharmaceuticals, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Name	Title	Date

/s/ Louis Brenner Louis Brenner, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2021

/s/ Richard Katz Richard Katz, M.D.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2021

/s/ Alexey Margolin Alexey Margolin, Ph.D.	Director	March 11, 2021

/s/ Allene Diaz Allene Diaz	Director	March 11, 2021

/s/ Andrew A. F. Hack	Director	March 11, 2021
Andrew A. F. Hack, M.D., Ph.D.

/s/ Gino Santini Gino Santini	Director	March 11, 2021

/s/ Ann C. Miller Ann C. Miller, M.D.	Director	March 11, 2021

/s/ James N. Topper, M.D., Ph.D. James N. Topper, M.D., Ph.D.	Director	March 11, 2021

/s/ Robert Alexander, Ph.D. Robert Alexander, Ph.D.	Director	March 11, 2021